                                                                    EXHIBIT 99.1

                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                             THIRD QUARTER EARNINGS

Ithaca, Michigan, November 19, 2003--

Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that earnings for the third quarter of 2003 were $818,000. These earnings represent a 10.1% increase over third quarter earnings in 2002 of $743,000. Year to date earnings are $1,587,000 compared to $2,084,000 for the first nine months of 2002.

For the first nine months of 2003 return on average equity was 8.75% compared to 12.22% for 2002, while return on average assets was .89% compared to 1.38% for the same period in 2002.

A dividend of $0.14 per share was paid to shareholders on October 1st, representing a 5% increase over the 2002 third quarter dividend, adjusted for the 2002 stock dividend. For the thirteenth consecutive year a 5% stock dividend will be paid in November.

Commercial Bank with total assets of $235,000,000 operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mount Pleasant, Pompeii, and St. Louis.


Contact:
Daniel E. Raleigh
Vice President
989-875-5504